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                                                                   Exhibit 10.42



                                 ACUSPHERE, INC.

                        INCENTIVE STOCK OPTION AGREEMENT


     Acusphere, Inc., a Delaware corporation (the "Corporation"), hereby grants this 26th day of , 2001 to James R Fitzgerald, Jr. (the "Optionee"), an option to purchase a maximum of 275,000 shares (the "Option Shares") of its Common Stock, $.01 par value, at the price of $1.20 per share, on the following terms and conditions:

     1. GRANT UNDER 1994 STOCK PLAN. This option is granted pursuant to and is governed by the Corporation's 1994 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

     2. GRANT AS INCENTIVE STOCK OPTION; OTHER OPTIONS. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the Board of Directors intends to take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Corporation, but a duplicate original of this instrument shall not effect the grant of another option.

     3. EXTENT OF OPTION IF BUSINESS RELATIONSHIP CONTINUES. If the Optionee has continued to serve the Corporation or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Corporation), the Optionee may exercise this option for such percentage of the total Option Shares as is set forth opposite the applicable date as follows:

          On September 10, 2001            -   0%

          On or after September 10, 2001   -   An additional 2.08% for each
          but prior to September 10, 2005      complete month during which the
                                               Optionee is employed by, a
                                               consultant to, or a director of
                                               the Corporation after
                                               September 10, 2001

          On or after September 10, 2005   -   100%


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The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Corporation or any Related Corporation, may be exercised up to and including the date which is ten years and one day from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Corporation or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Corporation.

     4. TERMINATION OF BUSINESS RELATIONSHIP. If the Optionee ceases to maintain a Business Relationship with the Corporation, other than by reason of death or disability as defined in Section 5, no further installments of this option shall become exercisable and this option shall terminate after the passage of sixty (60) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

     5. DEATH; DISABILITY; DISSOLUTION. If the Optionee is a natural person who dies while involved in a Business Relationship with the Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Optionee is a natural person whose Business Relationship with the Corporation is terminated by reason of his disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination. If the Optionee is a corporation, partnership, trust or other entity that is dissolved, liquidated, becomes subject to a voluntary or involuntary bankruptcy proceeding, has a receiver appointed for all or a substantial portion of its property or enters into a merger or acquisition with respect to which such optionee is not the surviving entity at the time when such entity is involved in a Business Relationship with the Corporation, this Option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

     6. PARTIAL EXERCISE. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall


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remain subject to this option and shall be available for later purchase by the
Optionee in accordance with the terms hereof.

     7. PAYMENT OF PRICE. The option price is payable in United States dollars and may be paid:

          (a) in cash or by check, or any combination of the foregoing, equal in amount to the option price; or

          (b) in the discretion of the Corporation's Board of Directors, in cash, by check, by delivery of shares of the Corporation's Common Stock having a fair market value (as determined by the Board of Directors) equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price.

     Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Corporation if such Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code.

     8. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Corporation, at the principal executive office of the Corporation, or to such transfer agent as the Corporation shall designate. Such notice shall state the election to exercise this option and the number of shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

     9. RESTRICTIONS ON TRANSFER. Option Shares may not be transferred without the Corporation's written consent, except by will, by the laws of descent and distribution, or in accordance with the provisions of Section 16, if applicable. Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act of 1933, as amended. Accordingly, such shares must be sold in compliance with the registration requirements of such Act or an exemption therefrom.


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     10.  OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by the laws of descent and distribution. Only the Optionee or his estate can exercise this option.

     11. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

     12. NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP. The Corporation and any Related Corporations are not by the Plan or this option obligated to continue to maintain a business relationship with the Optionee.

     13. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to the Option Shares until a stock certificate therefor has been issued to the Optionee and is fully paid for in accordance with Section 7. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Corporation, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     14.  CAPITAL CHANGES AND BUSINESS SUCCESSIONS.

     (a) It is the purpose of this option to encourage the Optionee to work for the best interests of the Corporation and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, except as specifically set forth in paragraph (b) below, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Corporation are hereby made applicable hereunder and are incorporated herein by reference.

     (b) Upon the consummation of an Acquisition (as defined below): (x) this Agreement shall remain the obligation of the Corporation or be assumed by the surviving or acquiring entity, and there shall be automatically substituted for the shares of Common Stock then subject to this Agreement the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition and (y) this Option shall become immediately exercisable in full for all outstanding Option Shares. For purposes of this Agreement, "Acquisition" shall mean: (x) the sale of the Corporation by merger in which the shareholders of the Corporation in their capacity as such no longer own a majority of the outstanding equity securities of the Corporation (or its successor); or (y) the sale of the Corporation (in any single transaction or series of related transactions) by any sale of all or substantially all of the assets or 50% or more of the voting capital stock of the Corporation (other than in a spin-off or similar transaction effected through a distribution of assets to the Corporation's stockholders) or (z) any other acquisition of the business of the Corporation, as determined by the Board.

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     15.  WITHHOLDING TAXES. If the Corporation or any related corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Corporation or related corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Corporation or related corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Corporation or related corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Corporation or related corporation, the Optionee will reimburse the Corporation or related corporation on demand, in cash, for the amount underwithheld.

     16.  CORPORATION'S RIGHT OF FIRST REFUSAL.

          (a) EXERCISE OF RIGHT: If the Optionee or the Optionee's legal representative (the "Transferor") desires to transfer all or any part of the Option Shares to any person other than the Corporation (an "Offeror"), the Transferor shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Corporation setting forth the Optionee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the bona fide offer. Upon receipt of the Option Notice, the Corporation shall have an assignable option to purchase any or all of such shares (the "Corporation Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Transferor. If the Corporation elects to purchase any or all of such Corporation Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Corporation, such Corporation Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Corporation of such counter-notice.

          (b) SALE OF OPTION SHARES TO OFFEROR: The Transferor may, for 60 days after the expiration of the 30-day period during which the Corporation may give the counter-notice, sell, pursuant to the terms of the Offer, any or all of such Corporation Option Shares not purchased or agreed to be purchased by the Corporation or its assignee; provided, however, that the Transferor shall not sell such Corporation Option Shares to the Offeror if the Offeror is a competitor of the Corporation and the Corporation gives written notice to the Transferor, within 30 days of its receipt of the Option Notice, stating that the Transferor shall not sell such Corporation Option Shares to such Offeror; and provided, further, that prior to the sale of such Corporation Option Shares to the Offeror, the Offeror shall execute an agreement with the Corporation pursuant to which the Offeror agrees to be subject to the restrictions set forth in this Section 16. If any or all of


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such Corporation Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Corporation Option Shares shall remain subject to the terms of this Section 16.

          (c) ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE: If there shall be any change in the Common Stock of the Corporation through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 16 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Corporation Option Shares.

          (d) FAILURE TO DELIVER CORPORATION OPTION SHARES: If the Transferor fails or refuses to deliver on a timely basis duly endorsed certificates representing Corporation Option Shares to be sold to the Corporation or its assignee pursuant to this Section 16, the Corporation shall have the right to deposit the purchase price for such Corporation Option Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts or State of Delaware, giving notice of such deposit to the Transferor, whereupon such Corporation Option Shares shall be deemed to have been purchased by the Corporation. All such monies shall be held by the bank or trust company for the benefit of the Transferor. All monies deposited with the bank or trust company remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Corporation on demand, and the Transferor shall thereafter look only to the Corporation for payment. The Corporation may place a legend on any stock certificate delivered to the Transferor reflecting the restrictions on transfer provided in Section 9 hereof and this Section 16.

          (e) EXPIRATION OF CORPORATION'S RIGHT OF FIRST REFUSAL: The first refusal rights of the Corporation set forth above shall remain in effect until such time, if ever, as a distribution to the public is made of shares of the Corporation's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act") or a successor statute, at which time the first refusal rights of the Corporation set forth herein will automatically expire.

     17. PROVISION OF DOCUMENTATION TO OPTIONEE. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

     18. MARKET "STAND-OFF" AGREEMENT. The Optionee hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Corporation and an underwriter of Common Stock or other securities of the Corporation, following the effective date of a registration statement of the Corporation filed under the Act, such Optionee shall not, to the extent requested by the Corporation and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation held by the Optionee at any time during such period except Common Stock

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included in such registration; provided however, that (i) such agreement shall be applicable only with respect to an initial public offering of the Corporation's securities and (ii) all officers and directors of the Corporation and all other persons with registration rights enter into similar agreements.

     19.  MISCELLANEOUS.

          (a) NOTICES: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

         (b) ENTIRE AGREEMENT; MODIFICATION: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and, except for Optionee's right to cancel outstanding options in exchange for payment of $315,000 upon the occurrence of certain events as more particularly described in the offer letter to Optionee dated as of September 10, 2001, supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

          (c) SEVERABILITY: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

          (d) SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

          (e) GOVERNING LAW: This Agreement shall be governed by and interpreted in accordance with the laws of the state of Delaware without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

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     IN WITNESS WHEREOF the Corporation and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

                                       ACUSPHERE, INC.



                                       By: /s/ Sherri C. Oberg
                                           --------------------------------

                                       Title: President

                                       Address: 38 Sidney Street
                                                Cambridge, MA 02139



                                       /s/ James R. Fitzgerald, Jr.
                                       ------------------------------------
                                       James R. Fitzgerald, Jr.

                                       Address:  44 Blueberry Hill Lane
                                                 Sudbury, MA 01776